THE GALAXY FUND

("Galaxy")

Registration No. 811-4636

Form N-SAR

Semi-Annual Period Ended April 30, 2001

Sub-Item 77Q1: Exhibits.

(d) Copies of all constituent instruments defining the rights of the holders of any new class of securities.

(1) A Certificate of Classification of Shares relating to Galaxy's Class Y-Series 3 Shares; Class FF-Special Series 1 and Class FF-Special Series 2 Shares; Class GG- Special Series 1 shares and Class GG-Special Series 2 shares is incorporated herein by reference to exhibit (a)(24) to Post-Effective Amendment No. 53 to Galaxy's Registration Statement as filed electronically with the Securities and Exchange Commission ("SEC") on February 28, 2001 (Accession No.0000912057-01-006920).

(2) A Certificate of Classification of Shares relating to Galaxy's Class RR-Series 1 Shares, Class RR- Series 2 Shares, Class RR-Series 3 Shares; Class SS- Series 1 Shares, Class SS-Series 2 Shares, Class SS-Series 3 Shares; and Class TT-Series 1 Shares, Class TT-Series 2 Shares and Class TT-Series 3 Shares is incorporated herein by reference to exhibit (a)(25) to Post-Effective Amendment No. 54 to Galaxy's Registration Statement as filed electronically with the SEC on May 18, 2001 (Accession No. 0000912057-01-516811).